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                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement (the "Amendment") made as of the 14th day of October, 1998, by and between NovaCare, Inc., a Delaware corporation (the "Company"), and Robert E. Healy, Jr. (the "Executive"),

                              W I T N E S S E T H:

         WHEREAS, the parties have heretofore entered into an Employment Agreement dated as of June 13, 1997 (the "Employment Agreement"); and

         WHEREAS, the parties wish to amend the Employment Agreement to modify the benefits to which the Executive shall be entitled in the event of a termination of Executive's employment "Without Cause"; and

         WHEREAS, the parties also wish to add a Constructive Termination provision to the Employment Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:


         1. Paragraph 6.4 (i) of the Employment Agreement is hereby deleted and replaced with the following new paragraph 6.4(i):

                  (i) The Company shall continue to pay to the Executive (or his estate or other legal representative in the case of the death of the Executive subsequent to such termination), in the same periodic installments as his base salary is paid at the time of termination, the base salary provided for in
Section 3.1 (at the annual rate then in effect), for a period of two (2) years following such termination (the applicable period hereinafter being referred to as the "Severance Period"). In addition, the Company shall pay to Executive, on the date of termination, an amount equal to the product derived by multiplying one and one-half (1.5) times the "Final Bonus". As used herein, (a) if the date of termination of the Executive's employment shall occur during the first six months of any fiscal year of the Company, the term "Final Bonus" shall mean an amount equal to the bonus earned by the Executive for the last completed fiscal year of the Company preceding the date of termination of his employment and (b) if the date of termination of Executive's employment shall occur during the last six months of any fiscal year of the Company, the term "Final Bonus" shall mean an amount equal to the greater of (X) the bonus earned by the Executive for the last completed fiscal year of the Company preceding the date of termination of his employment or (Y) the bonus for the fiscal year in which the termination of employment occurs, as determined pursuant to Section 3.2.
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         2. A new Paragraph 6.7 is added to the Employment Agreement as follows:

                  6.7. Constructive Termination. Anything herein to the contrary notwithstanding, if the Company:

                  (A) demotes the Executive to a lesser position than provided in Section 2;

                  (B) causes a material diminution in the nature or scope of the authorities, powers, functions, duties, or responsibilities initially or subsequently assigned to the Executive; or

                  (C) decreases the Executive's base salary, or changes the amount of the bonus for which the Executive is eligible;

then, within thirty (30) days after learning of the action (or inaction), the Executive may advise the Company in writing that the action (or inaction) constitutes a termination of his employment by the Company pursuant to Section
6.4 (Without Cause), in which event the Company shall have thirty (30) days (the "Correction Period") in which to correct such action (or inaction). If the Company does not correct such action (or inaction) during the Correction Period, such action (or inaction) shall (unless consented to in writing by the Executive) constitute a termination of the Executive's employment by the Company pursuant to Section 6.4 (Without Cause) effective on the first business day following the end of the Correction Period.

         3. In all other respects the Employment Agreement shall remain in full force and effect without change.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                        NOVACARE, INC.


                                        By: /s/ Timothy E. Foster
                                            ------------------------------------
                                            Timothy E. Foster
                                            Chief Executive Officer


                                            /s/ Robert E. Healy, Jr.
                                            ------------------------------------
                                            Robert E. Healy, Jr.